Exhibit 1(b)









                      THE EMPIRE DISTRICT ELECTRIC COMPANY

                            UNSECURED DEBT SECURITIES

                          STANDARD PURCHASE PROVISIONS

                                    INCLUDING

                           FORM OF PURCHASE AGREEMENT


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                      The Empire District Electric Company

                           Form of Purchase Agreement

                            Unsecured Debt Securities




                                                       ------------------------
                                                                (Date)


The Empire District Electric Company
602 Joplin Street
Joplin, Missouri  64801

Ladies and Gentlemen:

     We refer to the unsecured debt securities of The Empire District Electric Company (the "Company"), a Kansas corporation, covered by Registration Statement No. 333-______, which became effective on _______________ (the "Registration Statement"). On the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the purchaser or purchasers named in Schedule A hereto (the "Purchasers") agree to purchase, severally, and the Company agrees to sell to the Purchasers, severally, the respective principal amounts of the Company's unsecured debt securities referred to below (the "Purchased Debt Securities") set forth opposite the name of each Purchaser on Schedule A hereto.

     The price at which the Purchased Debt Securities shall be purchased from the Company by the Purchasers shall be ______% plus accrued interest, if any, from ____________. The initial public offering price shall be _____% plus accrued interest, if any, from ______________. The Purchased Debt Securities will be offered as set forth in the Prospectus Supplement relating to such Purchased Debt Securities.

     The Purchased Debt Securities will have the following terms:

                  Title of Debt Securities:                    ________________

                  Interest Rate:                                ___% per annum

                  Interest Payment Dates:                      ________________

                  Maturity:                                    ________________

                  Redemption Provisions:                       ________________

                  Sinking Fund:                                ________________

                  Conversion Provisions:                       ________________


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                                      -2-

                  The "Closing Date" (as defined in
                  Section 2 of the Company's
                  Standard Purchase Provisions--
                  Unsecured Debt Securities) shall be:         ________________

                  The closing of the purchase and
                  sale of the Purchased Debt
                  Securities shall take place at:              ________________

                  The purchase price for the Purchased Debt
                  Securities shall be paid by:                 ________________

                  The funds used to pay for the Purchased
                  Debt Securities shall be:                    ________________

                  Other:                                       ________________

                  Delayed Delivery Contracts:                   [Authorized]/
                                                                [Not authorized]

                       [Delivery Date                          _______________]

                       Minimum principal
                       amount of Purchased Debt
                       Securities to be sold pursuant
                       to any Delayed Delivery Contract:       ________________

                       Maximum aggregate principal
                       amount of Purchased Debt
                       Securities to be sold pursuant
                       to all Delayed Delivery
                       Contracts:                              ________________

                       Compensation to Purchasers:          ________________(1)

     Notice to the Purchasers shall be sent to the addresses as set forth on Schedule A hereto.

     If we are acting as Representative(s) for the several Purchasers named in Schedule A hereto, we represent that we are authorized to act for such several Purchasers in connection with this financing, and that, if there are more than one of us, any action under this Agreement taken by any of us will be binding upon all the Purchasers.

     All of the provisions contained in the document entitled "The Empire District Electric Company, Standard Purchase Provisions--Unsecured Debt Securities," a copy of which has been previously


----------

1    To be used if Delayed Delivery Contracts are authorized.

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                                      -3-


furnished to us, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.



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                                      -4-




     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

                               Very truly yours,

                               [NAME OF PURCHASER]



                               By:
                                   --------------------------------
                                      Name:
                                      Title:


                               Acting on behalf of itself and as
                               Representative(s) of the several
                               Purchasers named in Schedule A hereto.(2)



The foregoing Purchase Agreement is hereby confirmed as of the date first above written.

THE EMPIRE DISTRICT ELECTRIC COMPANY



By:
    ----------------------------
       Name:
       Title:



----------

2 To be deleted if the Purchase Agreement is not executed by one or more Purchasers acting as Representative(s) of the Purchasers for purposes of this Agreement.


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                        SCHEDULE A TO PURCHASE AGREEMENT


                                                            Principal Amount
                                                            of Purchased Debt
                 Address and                                Securities to Be
Name             Telecopier Number                          Purchased





                                      Total                 $
                                                             ----------------
                                                             ================


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                      THE EMPIRE DISTRICT ELECTRIC COMPANY

             STANDARD PURCHASE PROVISIONS--UNSECURED DEBT SECURITIES


     From time to time, The Empire District Electric Company, a Kansas corporation ("Company"), may enter into purchase agreements that provide for the sale of a designated series of unsecured debt securities to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement ("Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement." Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

     1. Introductory. The Company proposes to issue and sell from time to time unsecured debt securities registered under the registration statement referred to in Section 3(a) ("Debt Securities"). The Debt Securities will be issued under an Indenture, dated as of September 10, 1999 ("Original Indenture"), by and between the Company and Wells Fargo Bank Minnesota, National Association, as trustee ("Trustee"), as supplemented and amended, including by a Securities Resolution (as defined in the Indenture) pertaining to the particular series of Debt Securities involved in the offering (the Original Indenture as so amended and supplemented, the "Indenture"), and will have varying designations, interest rates and terms of payment of interest, maturities, redemption and sinking fund provisions, if any, and other terms, with all of such terms for any particular series of Debt Securities being determined at the time of sale and being as set forth in the Purchase Agreement and Securities Resolution relating to such series of Debt Securities. The Debt Securities referred to in Schedule A of the Purchase Agreement are hereinafter referred to as the "Purchased Debt Securities." The firm or firms, as the case may be, which agree to purchase the Purchased Debt Securities are hereinafter referred to as the "Purchasers" of such Purchased Debt Securities. The terms "you" and "your" refer to those Purchasers (or the Purchaser) who sign the Purchase Agreement either on behalf of themselves (or itself) only or on behalf of the several Purchasers named in Schedule A thereto, as the case may be. Purchased Debt Securities to be purchased by Purchasers are herein referred to as "Purchasers' Debt Securities," and any Purchased Debt Securities to be purchased pursuant to Delayed Delivery Contracts (as defined below) as hereinafter provided are herein referred to as "Contract Debt Securities."

     2. Sale and Delivery of the Debt Securities. Subject to the terms and conditions set forth in this Agreement, the Company will deliver the Purchasers' Debt Securities to you for the account of the Purchasers, at the place set forth in the Purchase Agreement against payment of the purchase price therefor by wire transfer or certified or official bank check or checks in immediately available funds or clearing house funds payable to the order of the Company, all as set forth in the Purchase Agreement, at the time set forth in the Purchase Agreement or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the "Closing Date." The Company agrees to make available to you for inspection and packaging at the place set forth in the Purchase Agreement, at least one full business day prior to the Closing Date, the Purchasers' Debt Securities so to be delivered in good delivery form and in such denominations and registered in such names as you shall have requested, all such requests to have been made in writing at least three full business days prior to the Closing Date, or if no such request is made, registered in the names of the several Purchasers as set forth in Schedule A to the Purchase Agreement.

     If any Purchase Agreement provides for sales of Purchased Debt Securities pursuant to delayed delivery contracts, the Company authorizes the Purchasers to solicit offers to purchase Contract Debt


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                                      -2-


Securities pursuant to delayed delivery contracts substantially in the form of
Schedule I attached hereto (the "Delayed Delivery Contracts") with such changes therein as the Company may approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies, and educational and charitable institutions. Each Delayed Delivery Contract shall provide for the purchase and sale of a principal amount of Contract Debt Securities not less than the amount set forth in the Purchase Agreement and the aggregate principal amount of all Contract Debt Securities shall not exceed the amount set forth in the Purchase Agreement. On the Closing Date, the Company will pay you as compensation, for the accounts of the Purchasers, the compensation set forth in such Purchase Agreement in respect of the principal amount of Contract Debt Securities. The Purchasers will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Debt Securities shall be deducted from the Purchased Debt Securities to be purchased by the several Purchasers and the aggregate principal amount of Purchased Debt Securities to be purchased by each Purchaser shall be reduced pro rata in proportion to the principal amount of Purchased Debt Securities set forth opposite each Purchaser's name in such Purchase Agreement, except to the extent that you determine that such reduction shall be otherwise allocated and so advise the Company.

     3. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser that:

          (a) The registration statement referred to in the Purchase Agreement and relating to the Debt Securities, including a prospectus and all documents incorporated by reference therein, has been filed on Form S-3 with the Securities and Exchange Commission ("Commission") and has become effective. Such registration statement, including the prospectus supplement with respect to the offering of Purchased Debt Securities referred to in
     Section 2 (the "Prospectus Supplement") and all prior amendments and supplements thereto (other than supplements and amendments relating to securities that are not Purchased Debt Securities), including all documents filed as a part thereof or incorporated therein pursuant to Item 12 of Form S-3 (other than the Statements of Eligibility and Qualification of the Trustee (the "Forms T-1")), is hereinafter referred to as the "Registration Statement" and such prospectus, as so amended or supplemented (including all material so incorporated by reference therein), in the form first filed by the Company pursuant to Rule 424(b) under the Act is hereinafter referred to as the "Prospectus."

          (b) The Registration Statement and the Prospectus conform in all respects to the requirements of the Securities Act of 1933, as amended ("Act"), the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and the pertinent published rules and regulations ("Rules and Regulations") of the Commission, and none of such documents includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in either of such documents based upon written information furnished to the Company by any Purchaser specifically for use therein. The documents incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 of the Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the pertinent published rules and regulations thereunder (the "Exchange Act Rules and Regulations") and any additional documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the Exchange Act Rules and Regulations and will not contain an untrue


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                                      -3-


     statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4. Agreements of the Company. The Company agrees with the several Purchasers that:

          (a) The Company will advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus with respect to any Purchased Debt Securities, and will furnish you a copy thereof prior to the filing thereof with the Commission.

          (b) The Company will furnish to you copies of the registration statement relating to the Debt Securities as originally filed and all amendments thereto (at least one of which will be signed and will include all exhibits except those incorporated by reference to previous filings with the Commission), each related prospectus, the Prospectus, and all amendments and supplements to such documents (except amendments to exhibits and supplements relating to securities that are not Purchased Debt Securities), in each case as soon as available and in such quantities as you reasonably request for the purposes contemplated by the Act.

          (c) If at any time when a prospectus relating to the Purchased Debt Securities is required to be delivered under the Act or the Rules and Regulations, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company will promptly notify the Purchasers and promptly prepare and file with the Commission an amendment or supplement to the Registration Statement or any appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or an amendment which will effect such compliance, and deliver in connection therewith, such Prospectus or amendments or supplements to the Purchasers in such quantity as may be necessary to permit compliance with the requirements of the Act and the Rules and Regulations, provided that the Company shall be so obligated only so long as the Company is notified of unsold allotments (failure by the Purchasers to so notify the Company cancels the Company's obligation under this Section 4(c)), and provided further that any such Prospectus or amendment or supplement required later than nine months from the date hereof shall be furnished at the Purchasers' sole expense.

          (d) The Company will cooperate with the Purchasers in taking such action as may be necessary to qualify the Purchased Debt Securities for offering and sale under the securities laws of any state or jurisdiction of the United States as the Purchasers may reasonably request and will use its best efforts to continue such qualification in effect so long as required for the distribution of the Purchased Debt Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation, or to file a general consent to service of process, in any such state or jurisdiction or to comply with any other requirement deemed by the Company to be unduly burdensome.

          (e) The Company will make generally available to its security holders as soon as practicable an earning statement (as contemplated by Rule 158 under the Act) covering a period of twelve months after the effective date of the Registration Statement.


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                                      -4-


          (f) For a period of one year, the Company will furnish to you copies of any report or definitive proxy statement which the Company shall file with the Commission under the Exchange Act, and copies of all reports and communications which shall be sent to stockholders generally, at or about the time such reports and other information are first furnished to stockholders generally.

          (g) The Company will apply the net proceeds from the offering of the Purchased Debt Securities as set forth under the caption "Use of Proceeds" in the Prospectus Supplement.

          (h) If a public offering of the Purchased Debt Securities is to be made, the Company will not offer or sell any of its other debt securities which are substantially similar to the Purchased Debt Securities prior to ten business days after the Closing Date without the consent of the Purchasers.

     5. Expenses. The Company and the Purchasers agree as follows:

          (a) The Company, whether or not the transactions contemplated hereunder are consummated, will (except as provided in Section 4(c) hereof) pay all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all costs and expenses in connection with (i) the preparation and filing of the Registration Statement, Prospectus and Indenture and any supplements or amendments thereto; (ii) the preparation, issuance and delivery to the Purchasers of the Purchasers' Debt Securities and the preparation, issuance and delivery to the purchasers thereof of the Contract Debt Securities; (iii) the reproduction or printing and mailing in reasonable quantities of the Registration Statement, amendments thereto, each preliminary prospectus, the Prospectus and any amendments or supplements thereto, this Agreement, any Blue Sky memoranda and legal investment survey delivered to the Purchasers; (iv) reasonable filing fees and expenses (including legal fees and disbursements, not in excess of $5,000) incurred in connection with the qualification of the Purchased Debt Securities under the Blue Sky or securities laws of the various states, and the preparation of Blue Sky memoranda and legal investment survey for the offering; (v) the fees and expenses of the accountants and the counsel for the Company; (vi) the fees of the Trustee and any agent of the Trustee (including legal fees and disbursements, if any, of counsel to the Trustee); and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

          (b) The Purchasers will pay (i) the fees and disbursements of their respective counsel, except as set forth in Section 5(a) above, and (ii) their own out-of-pocket expenditures.

     6. Conditions of the Purchasers' Obligations. The obligations of the Purchasers to purchase and pay for the Purchasers' Debt Securities shall be subject in their discretion to the accuracy of and compliance in all material respects with the representations and the warranties of the Company herein contained as of the date hereof and the Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission prior to the Closing Date.


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                                      -5-


          (b) You shall have received an opinion, dated the Closing Date, of Anderson, Byrd, Richeson, Flaherty & Henrichs, Kansas counsel for the Company, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

               (ii) The Purchasers' Debt Securities have been duly authorized, executed, issued and delivered by the Company and constitute, and the Contract Debt Securities have been duly authorized and when executed and authenticated in accordance with the Indenture and delivered to and paid for by the purchasers pursuant to Delayed Delivery Contracts will constitute, valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity; (iii) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity;

               (iv) The Indenture and the Purchased Debt Securities conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus;

               (v) All approvals of the State Corporation Commission of the State of Kansas which are required for the issuance, sale and delivery of the Purchased Debt Securities have been obtained; any conditions in such approvals required to be satisfied prior to the issuance of the Purchased Debt Securities have been duly satisfied; such approvals are in full force and effect; and no further approval, authorization, consent or other order of any public board or body in the State of Kansas is legally required for the issuance, sale and delivery of the Purchased Debt Securities or the execution, delivery and performance by the Company of the Securities Resolution, the Purchased Debt Securities, any Delayed Delivery Contracts or this Agreement (it being understood that such counsel need express no opinion as to any approvals which may be required under the securities acts or Blue Sky laws of said state); and

               (vi) This Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

          (c) You shall have received an opinion, dated the Closing Date, of Spencer, Scott & Dwyer, P.C., counsel for the Company, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign

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                                      -6-


          corporation in good standing in the States of Arkansas, Missouri and Oklahoma, which are the only jurisdictions (other than Kansas) in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

               (ii) The Company holds all the valid and subsisting franchises which are necessary to authorize it to carry on the utility businesses in which it is engaged as described in the Prospectus;

               (iii) This Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company;

               (iv) Neither the issuance, sale and delivery of the Purchased Debt Securities nor the execution, delivery and performance by the Company of this Agreement, any Delayed Delivery Contract, the Securities Resolution or the Purchased Debt Securities will conflict with, violate or result in breach of any Missouri law or administrative regulation or any court decree known to such counsel applicable to the Company (it being understood that such counsel need express no opinion as to matters subject to the jurisdiction of the Public Service Commission of the State of Missouri, the Corporation Commission of Oklahoma, the State Corporation Commission of the State of Kansas or the Arkansas Public Service Commission or as to the securities or Blue Sky law of any jurisdiction), conflict with or result in a breach of any of the terms, conditions or provisions of the Restated Articles of Incorporation, as amended, or By-Laws, as amended, of the Company or of any agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or constitute a default thereunder, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company; and

               (v) Relying as to materiality to a large extent upon the statements and opinions of representatives of the Company, such counsel have no reason to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto, as of their respective effective or issue dates, contained any untrue statement of material fact or omitted to state any material fact necessary to make the statements therein not misleading; the descriptions in the Registration Statement and Prospectus of contracts and other documents are accurate and fairly present the information therein shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus by
          Item 103 of Regulation S-K under the Act which are not described as so required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus pursuant to
          Item 11 of Form S-3 or to be filed as exhibits to the Registration Statement pursuant to Item 601 of Regulation S-K which are not described and filed as so required; it being understood that such counsel need express no opinion as to the financial statements or other financial or statistical information contained in the Registration Statement or the Prospectus.

         In rendering such opinion, Spencer, Scott & Dwyer, P.C. may rely, as to the incorporation of the Company and all matters governed by Kansas law, upon the opinion of Anderson, Byrd, Richeson, Flaherty & Henrichs referred to in paragraph (b) above and, as to all matters covered thereby, upon the opinion of Brydon, Swearengen & England, Professional Corporation referred to in paragraph (d) below.


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                                      -7-


          (d) You shall have received an opinion, dated the Closing Date, of Brydon, Swearengen & England, Professional Corporation, special regulatory counsel for the Company, to the effect that no approval, authorization, consent or other order of any public board or body in the States of Missouri, Oklahoma or Arkansas is legally required for the issuance, sale and delivery of the Purchased Debt Securities or the execution, delivery and performance by the Company of the Securities Resolution, the Purchased Debt Securities, this Agreement or any Delayed Delivery Contract (it being understood that such counsel need express no opinion as to any approvals which may be required under the securities acts or Blue Sky laws of any jurisdiction).

          (e) You shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel LLP, counsel for the Company, to the effect that:

               (i) The Purchasers' Debt Securities have been duly authorized, executed, issued and delivered by the Company and constitute, and the Contract Debt Securities have been duly authorized and when executed and authenticated in accordance with the Indenture and delivered to and paid for by the purchasers pursuant to Delayed Delivery Contracts will constitute, valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity;

               (ii) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity;

               (iii) The Indenture and the Purchased Debt Securities conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus;

               (iv) All approvals of the State Corporation Commission of the State of Kansas which are required for the issuance, sale and delivery of the Purchased Debt Securities have been obtained, and such counsel knows of no approval of any other governmental regulatory body which is legally required in connection therewith (other than any approvals required under the securities acts or Blue Sky laws of any jurisdiction);

               (v) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto (except, in each case, as to the financial statements or other financial or statistical information included therein and the Form T-1 of the Trustee, as to which such counsel need not express an opinion), as of their respective effective or issue dates, appeared to comply as to form in all material respects with the requirements of Form S-3, the Trust Indenture Act and the applicable Rules and Regulations; and


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                                      -8-


               (vi) This Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

         In rendering such opinion Cahill Gordon & Reindel LLP may rely, as to the incorporation of the Company and as to all other matters governed by the laws of the States of Kansas, Missouri, Arkansas and Oklahoma, and covered by their respective opinions, upon the opinions of Anderson, Byrd, Richeson, Flaherty & Henrichs; Brydon, Swearengen & England, Professional Corporation; and Spencer, Scott & Dwyer, P.C. referred to above.

               In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent accountants of the Company and representatives of the Purchasers at which the contents of the Registration Statement and Prospectus, and any subsequent amendments or supplements thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and Prospectus, or any subsequent amendments or supplements thereto (other than to the extent set forth in paragraph (iii) above), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Company), no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement or the Prospectus, and any subsequent amendments or supplements thereto, as of their respective effective or issue dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical information included in or incorporated by reference in the Registration Statement or Prospectus or any such amendments or supplements or the Form T-1 of the Trustee).

          (f) You shall have received an opinion, dated the Closing Date, of Thompson Coburn LLP, counsel for the Purchasers, to the effect that:

               (i) The Purchasers' Debt Securities have been duly authorized, executed, issued and delivered by the Company and constitute, and the Contract Debt Securities have been duly authorized and when executed and authenticated in accordance with the Indenture and delivered to and paid for by the purchasers pursuant to Delayed Delivery Contracts will constitute, valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity;

               (ii) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument of the Company enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity;

               (iii) The Indenture and the Purchased Debt Securities conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus;

               (iv) All approvals of the State Corporation Commission of the State of Kansas which are required for the issuance, sale and delivery of the Purchased Debt Securities have been obtained, and such counsel knows of no approval of any other governmental regulatory body which is legally required in connection therewith (other than any approvals required under the securities acts or Blue Sky laws of any jurisdiction);

               (v) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto (except, in each case, as to the financial statements or other financial or statistical information included therein and the Form T-1 of the Trustee, as to which such counsel need not express an opinion), as of their respective effective or issue dates, appeared to comply as to form in all material respects with the requirements of Form S-3, the Trust Indenture Act and the applicable Rules and Regulations; and

               (vi) This Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

         In rendering such opinion Thompson Coburn LLP may rely, as to the incorporation of the Company and as to all other matters governed by the laws of the States of Kansas, Arkansas and Oklahoma, and covered by their respective opinions, upon the opinions of Anderson, Byrd, Richeson, Flaherty & Henrichs; Brydon, Swearengen & England, Professional Corporation; and Spencer, Scott & Dwyer, P.C. referred to above. Thompson Coburn LLP need not express any opinion with respect to the matters set forth in paragraphs (i), (ii) and (iv) of the opinion of Spencer, Scott & Dwyer, P.C. referred to above.

               In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, counsel for the Company, representatives of the independent accountants of the Company and representatives of the Purchasers at which the contents of the Registration Statement and Prospectus, and any subsequent amendments or supplements thereto, and related matters were discussed and reviewed. Such counsel shall also state that, on the basis of such participation (relying as to materiality to a large extent upon the opinions of officers, counsel and other representatives of the Company), but without independently verifying, passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and Prospectus, or any subsequent amendments or supplements thereto (except to the extent set forth in paragraph (iii) above), no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement or the Prospectus, and any subsequent amendments or supplements thereto, as of their respective effective or issue dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no comment with respect to the financial statements and other financial and statistical information included in or incorporated by reference the Registration Statement or Prospectus or any such amendments or supplements or the Form T-1 of the Trustee).

          (g) You shall have received a letter or letters from the Company's independent accountant(s), dated the Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and the Rules and Regulations, and stating in effect that:

               (i) In their opinion, the financial statements and schedule examined by them which are included in the Company's most recent Annual Report on Form 10-K, which is incorporated by reference in the Prospectus (the "Form 10-K"), comply as to form in all material respects with the accounting requirements of the Act and the Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations;

               (ii) On the basis of procedures specified in such letter(s) (but not an examination in accordance with generally accepted auditing standards), including reading the minutes of meetings of the stockholders and the Board of Directors of the Company since the end of the year covered by the Form 10-K as set forth in the minute books through a specified date not more than five days prior to the Closing Date, reading the unaudited interim financial statements of the Company incorporated by reference in the Prospectus and the latest available unaudited interim financial statements of the Company, and making inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing has come to their attention that has caused them to believe that (1) any unaudited financial statements incorporated by reference in the Prospectus do not comply as to form in all material respects with the accounting requirements of the Act and the Rules and Regulations and the Exchange Act and the Exchange Act Rules and Regulations; (2) the latest available financial statements, not incorporated by reference in the Prospectus, have not been prepared on a basis substantially consistent with that of the audited financial statements incorporated in the Prospectus; (3) for the period from the closing date of the latest income statement incorporated by reference in the Prospectus to the closing date of the latest available income statement read by them there were any decreases, as compared with the corresponding period of the previous year, in operating revenues, operating income, net income or in the ratio of earnings to fixed charges; or (4) at a specified date not more than five business days prior the Closing Date, there was any change in the capital stock or long-term debt of the Company or, at such date, there was any decrease in net assets of the Company as compared with amounts shown in the latest balance sheet incorporated by reference in the Prospectus, except in all cases for changes or decreases which the Prospectus discloses have occurred or may occur, or which are described in such letter; and

               (iii) Certain specified procedures have been applied to certain financial or other statistical information (to the extent such information was obtained from the general accounting records of the Company) set forth or incorporated by reference in the Prospectus and that such procedures have not revealed any disagreement between the financial and statistical information so set forth or incorporated and the underlying general accounting records of the Company, except as described in such letter.

          (h) On the Closing Date there shall have been furnished to you a certificate, dated the Closing Date, from the Company, signed on behalf of the Company by the President, or the Vice President - Finance, stating in effect that to the best knowledge of the officer signing such certificate and except as may be reflected in or contemplated by the Registration Statement or stated in such certificate (i) the representations and warranties of the Company contained in Section 3 of this Agreement are correct and the Company has complied with all the agreements and satisfied all the conditions to be performed or satisfied on its part at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending, or, to the knowledge of the signer thereof, are contemplated under the Act; and (iii) subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, as supplemented or amended, there has been no material adverse change in the financial position or results of operations of the Company.

          (i) Trading in securities on the New York Stock Exchange shall not have been suspended nor shall minimum prices have been established on such Exchange; a banking moratorium shall not have been declared by New York or Missouri or United States authorities; and there shall not have been an outbreak of major hostilities between the United States and any foreign power, or any other new insurrection or armed conflict involving the United States which, in your reasonable judgment, makes it impracticable to proceed with the public offering or the delivery of the Purchasers' Debt Securities on the terms and in the manner contemplated in the Prospectus.

          (j) If a public offering of the Purchasers' Debt Securities is to be made, subsequent to the date of this Agreement and prior to the Closing Date, no rating of any of the Company's debt securities by any nationally recognized rating agency shall have been lowered by such agency.

          (k) The representations and warranties of the Company herein shall be true and correct in all material respects as of the Closing Date and all agreements herein contained to be performed on the part of the Company at or prior to the Closing Date shall have been so performed.

          (l) You shall have been furnished such additional certificates and other evidence as you or your counsel may reasonably request showing fulfillment of the conditions contained in this Section 6 and existence of the facts to which the representations and warranties contained in Section 3 hereof relate.

          (m) The Company shall have accepted Delayed Delivery Contracts in any case where sales of Contract Debt Securities arranged by the Purchasers have been approved by the Company.

     7. Indemnification. (a) The Company will indemnify and hold harmless each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act against the losses, claims, damages or liabilities, joint or several, to which such Purchaser or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Purchaser and each such controlling person for any legal or other expenses reasonably incurred by such Purchaser or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser specifically for use therein. The indemnification obligation contained in this Section 7 will be in addition to any liability which the Company may otherwise have.

          (b) Each Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligation contained in this Section 7 will be in addition to any liability which the Purchasers may otherwise have.

     In addition to any other information the Purchasers may furnish, the Purchasers hereby furnish to the Company specifically for use in the Prospectus the information with respect to the offering of the Purchased Debt Securities and the Purchasers set forth on the cover page of the Prospectus Supplement and under "Underwriting" or similar caption therein.(3)

     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 7. In case any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel selected by the indemnifying party and acceptable to the indemnified party (the indemnified party shall not unreasonably reject such counsel), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such



----------

3    Specific language to be identified.

indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of one counsel representing all indemnified parties shall be at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent.

     8. Contribution. If recovery is not available under the foregoing indemnification provisions of Section 7 of this Agreement, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Purchased Debt Securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Purchasers were treated as one entity for such purpose). No Purchaser or any person controlling such Purchaser shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Purchasers' Debt Securities purchased by such Purchaser and any Contract Debt Securities, less the aggregate amount of any damages which such Purchaser and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim.

     9. Termination. (a) This Agreement may be terminated at any time prior to the Closing Date by the Purchasers by written notice to the Company, if in the reasonable judgment of the Purchasers it is impracticable to offer for sale or to enforce contracts made by the Purchasers for the resale of the Purchasers' Debt Securities by reason of (i) the Company sustaining a loss, whether or not insured, by reason of fire, flood, accident or other calamity, which, in the reasonable opinion of the Purchasers, substantially affects the value of the properties of the Company or which materially interferes with the operation of the properties of the Company or which materially interferes with the operation of the business of the Company, (ii) trading in securities on the New York Stock Exchange having been suspended or limited or minimum prices having been established on such Exchange, (iii) a banking moratorium having been declared by the United States, or by New York or Missouri state authorities, or (iv) an outbreak of major hostilities between the United States and any foreign power, or any other new insurrection or armed conflict involving the United States having occurred.

     (b) If this Agreement shall be terminated pursuant to Section 6, 11 or this
Section 9, or if the purchase of the Purchasers' Debt Securities by the Purchasers is not consummated because of any refusal, inability or failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform all the obligations under this Agreement, the Company shall not be liable to the Purchasers for damages arising out of the transactions covered by this Agreement, but the Company and the Purchasers shall remain liable to the extent provided in Sections 5(a), 7 and 8 hereof.

     10. Survival of Indemnities, Representations and Warranties. The respective indemnities and agreements for contribution of the Company and the Purchasers and the respective representations and warranties of the Company and the Purchasers set forth in this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Company or the Purchasers or any of their respective officers, directors, partners or any controlling person, and will survive delivery of and payment for the Purchased Debt Securities or termination of this Agreement.

     11. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Purchasers' Debt Securities hereunder and the aggregate principal amount of Purchasers' Debt Securities which such defaulting Purchaser or Purchasers agreed but failed to purchase is 10% of the principal amount of Purchasers' Debt Securities or less, you may make arrangements satisfactory to the Company for the purchase of such Purchasers' Debt Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Purchasers' Debt Securities which such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Purchasers' Debt Securities with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to you and the Company for the purchase of such Purchasers' Debt Securities by other persons are not made within thirty-six hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. In the event that any Purchaser or Purchasers default in their obligation to purchase Purchasers' Debt Securities hereunder, the Company may, by prompt written notice to the non-defaulting Purchasers, postpone the Closing Date for a period of not more than seven full business days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents, and the Company will promptly file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

     12. Parties in Interest. This Agreement shall inure to the benefit of the Company, the Purchasers, the officers, directors and partners of such parties, each controlling person referred to in Section 7 hereof, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation (including, without limitation, any purchaser of the Purchasers' Debt Securities from a Purchaser or any subsequent holder thereof or any purchaser of any Contract Debt Securities or any subsequent holder thereof) any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

     The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any Purchased Debt Securities from any Purchaser or any subsequent holder thereof or any purchaser, as such purchaser, of any Contract Debt Securities or any subsequent holder thereof.

     This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes any agreement previously entered into.

     13. Notices. All communications, terminations and notices hereunder shall be in writing and, if sent to any Purchaser, shall be mailed, delivered or telecopied and confirmed to it by letter to the address set forth for such Purchaser in Schedule A to the Purchase Agreement (or such other place as the Purchaser may specify in writing); if sent to the Company shall be mailed, delivered or telecopied and confirmed to the Company at 602 Joplin Street, Joplin, Missouri 64801, telecopier no. (417) 625-5153 (Attn:
Vice President - Finance) (or such other place as the Company may specify in writing).

     14. Counterparts. This Agreement may be executed in any number of counterparts which, taken together, shall constitute one and the same instrument.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                   Schedule I

                            DELAYED DELIVERY CONTRACT


                                                    Dated:__________________


THE EMPIRE DISTRICT ELECTRIC COMPANY
602 Joplin Street
Joplin, Missouri  64801
Attention:

Ladies and Gentlemen:

         The undersigned hereby agrees to purchase from The Empire District Electric Company (the "Company"), and the Company agrees to sell to the undersigned,

                              $___________________

principal amount of the Company's [state title of issue] (the "Debt Securities") offered by the Company's Prospectus dated ____ and a Prospectus Supplement dated __________, receipt of copies of which is hereby acknowledged, at a purchase price of ____% of the principal amount thereof plus accrued interest and on the further terms and conditions set forth in this contract.

     The undersigned agrees to purchase such Debt Securities in the principal amounts and on the delivery dates (the "Delivery Dates") set forth below:

    Delivery              Principal                 Plus Accrued
      Date                 Amount                   Interest From:
________________          $_______________          ________________
________________          $_______________          ________________
________________          $_______________          ________________


     Payment for the Debt Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by certified or bank cashier's check in [same day or New York Clearing House funds] at ____ (or at such other place as the undersigned and the Company shall agree) at 11:00 A.M., New York City time, on such Delivery Date upon issuance and delivery to the undersigned of the Debt Securities to be purchased by the undersigned on such Delivery Date in such authorized denominations and, unless otherwise provided herein, registered in such names as the undersigned may designate by written or telegraphic communications addressed to the Company not less than five full business days prior to such Delivery Date.

     The obligation of the Company to sell and deliver, and of the undersigned to take delivery of and make payment for, Debt Securities on each Delivery Date shall be subject to the conditions that (1) the purchase of Debt Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject, (2) the sale of the Debt Securities by the Company pursuant to this contract shall not at the time of delivery be prohibited under the laws of any jurisdiction to which the Company is subject and (3) the Company shall have sold and delivered to the Purchasers such principal amount of the Purchased Debt Securities as is to be sold and delivered to them. In the event that Debt Securities are not sold to the undersigned because one of the foregoing conditions is not met, the Company shall not be liable to the undersigned for damages arising out of the transactions covered by this contract.

     Promptly after completion of the sale and delivery to the Purchasers, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by copies of the opinions of counsel for the Company delivered to the Purchasers.

     Failure to take delivery of and make payment for Debt Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

     The undersigned represents and warrants that (a) as of the date of this contract, the undersigned is not prohibited under the laws of the jurisdictions to which the undersigned is subject from purchasing the Debt Securities hereby agreed to be purchased and (b) the undersigned does not contemplate selling the Debt Securities which it has agreed to purchase hereunder prior to the Delivery Date therefore.

     This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other. This contract shall be governed by and construed in accordance with the laws of the State of New York. This contract may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     It is understood that the acceptance of any Delayed Delivery Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If the contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so signed.

                             Yours very truly,


                             -----------------------------------------

                             By:
                                  ------------------------------------

                             -----------------------------------------

                             -----------------------------------------
                                          Address



Accepted, as of the date first above written


The Empire District Electric Company


By:  ______________________________

                 PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING


     The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed are as follows:

(Please print.)

                            Telephone No.
    Name                (Including Area Code)                Department
    ----                ---------------------                ----------